CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 33-62697) and the related Prospectus of Candies' Inc. for the registration of 6,579,38 shares of its common stock and to the incorporation by reference therein of our report dated April 26, 1995 with respect to the consolidated financial statements of Candies' Inc. included in its annual report (Form 10-KSB) for the year ended January 31, 1995, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP
                                             ---------------------
                                             ERNST & YOUNG LLP


New York, New York
January 2, 1996